Exhibit 10.2
LIMITED LIABILITY COMPANY AGREEMENT
OF
NRG COMMON STOCK FINANCE II LLC
          This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of NRG COMMON STOCK FINANCE II LLC (the “Company”), is entered into by NRG Energy Inc., as the sole equity member (the “Member”), and Lisa A. DeDonato (the “Springing Member”). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.
          The Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101 et seq.), as amended from time to time (the “Act”), and this Agreement, and the Member and the Springing Member hereby agree as follows:
Section 1.     Name.
          The name of the limited liability company formed hereby is NRG COMMON STOCK FINANCE II LLC.
Section 2.     Principal Business Office.
          The principal business office of the Company shall be located at 211 Carnegie Center, Princeton, NJ 08540 or such other location as may hereafter be determined by the Member.
Section 3.     Registered Office.
          The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange
Street, DE 19801.
Section 4.     Registered Agent.
          The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company.
Section 5.     Members.
          (a)     The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.
          (b)     Subject to Section 9(j), the Member may act by written consent.
          (c)     Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23) (a “Member Cessation Event”), the Springing Member shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution.

No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement. The Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, the Springing Member shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, the person acting as the Springing Member shall not be a member of the Company.
          (d)     The Company shall at all times have a Springing Member. No resignation or removal of the Springing Member, and no appointment of a successor Springing Member, shall be effective unless and until such successor shall have executed a counterpart to this Agreement and accepted its appointment as Independent Director pursuant to Section 10. In the event of a vacancy in the position of the Springing Member, the Member shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy. By signing this Agreement, the Springing Member agrees that, should such Springing Member become a Special Member, such Springing Member will be subject to and bound by the provisions of this Agreement applicable to a Special Member.
Section 6.     Certificates.
          Tim O’Brien, is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in New Jersey and in any other jurisdiction in which the Company may wish to conduct business.
          The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.     Purposes.
          (a)     Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, the sole purpose to be conducted or promoted by the Company is to engage in the following activities:
(i)	to acquire, own, and hold the collateral described in the Note Purchase Agreement (the “Collateral”);
(ii)	to issue promissory notes secured by the Collateral to the extent permitted under the Transaction Documents;
(iii)	to enter into and perform its obligations under the Transaction Documents including any amendments thereto;
(iv)	to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Collateral to the extent permitted under the Transaction Documents; and
(v)	to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.
          (b)     The Company, and the Member, or any Director or Officer on behalf of the Company, may enter into and perform their obligations under the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Director, Officer or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation.
Section 8.     Powers.
          Subject to Section 9(j), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, shall have and exercise all powers and rights conferred upon limited liability companies formed pursuant to the Act and necessary, convenient or incidental to accomplish its purposes as set forth in Section 7.
Section 9.     Management.
          (a)     Board of Directors.  Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 10.

The initial number of Directors shall be three, one of which shall be the Independent Director pursuant to Section 10. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule D hereto.
          (b)     Powers.  Subject to Section 9(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7, the Board of Directors has the authority to bind the Company.
          (c)     Meeting of the Board of Directors.  The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.
          (d)     Quorum: Acts of the Board.  At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.
          (e)     Electronic Communications.  Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
          (f)     Committees of Directors.
(i)	The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)	In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
(iii)	Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
          (g)     Compensation of Directors; Expenses.  The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
          (h)     Removal of Directors.  Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.
          (i)     Directors as Agents.  To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.
          (j)     Limitations on the Company’s Activities.
(i)	This Section 9(j) is being adopted to comply with certain provisions necessary to qualify the Company as a “special purpose” entity.
(ii)	Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, for so long as any Obligation is outstanding, neither the Member nor the Company shall amend, alter, change any of Sections 1, 5(b), 5(c), 5(d), 6, 7, 8, 9, 10, 14, 16, 20(b), 20(f), 21, 22, 23, 24, 25, 26, 27, 29, 30, 31, 32 or 36 or Schedule A of this Agreement (to the extent that the terms defined in Schedule A are used in any of the foregoing sections) (the “Special Purpose Provisions”), or any other provision of this or any other document governing the formation, management or operation of the Company in a manner that is inconsistent with any of the Special Purpose Provisions, unless the Purchaser consents in writing.

Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 32. In the event of any conflict between any of the Special Purpose Provisions and any other provision of this or any other document governing the formation, management or operation of the Company, the Special Purpose Provisions shall control.
(iii)	Notwithstanding any other provision of this Agreement or any other document governing the formation, management or operation of the Company, and notwithstanding any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, in addition to any other limitations set forth in this Agreement, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Member and the Board (including the Independent Director), take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Director then serving in such capacity.
(iv)	The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, the Board also shall cause the Company to and the Company shall:
(A)	comply with the covenants of the Company contained in the Transaction Documents as of the Closing Date (as defined in the Transaction Documents);
(B)	have its own Board of Directors;
(C)	cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities; and

(D)	cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.
Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.
(v)	Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, the Board shall not cause or permit the Company to and the Company shall not:
(A)	adopt or propose any change in its constitutive documents (except any change required by mandatory provisions of applicable law, or otherwise consented to in writing by Purchaser);
(B)	merge or consolidate with any other Person or acquire a material portion of any other Person’s assets;
(C)	dissolve, liquidate, wind up, form or acquire any subsidiaries;
(D)	sell, lend, pledge, rehypothecate, assign or otherwise dispose of, or grant any option with respect to, any of its assets or declare, set aside or pay any dividend or other distribution with respect to any of its securities or repurchase, redeem or otherwise acquire any of its securities (including without limitation the membership interest of the Member), in each case other than as expressly permitted pursuant to the Transaction Documents; provided that the Company shall be permitted to make in kind distributions to the Company of NRG Common Stock if there is a previous or simultaneous capital contribution from the Company to the Company of an Equivalent Number of shares of Qualifying Preferred Stock that meet the criteria for Eligible Collateral and that is substituted as Collateral for the NRG Common Stock released in connection with such distribution without thereby causing a violation of any representations or warranties made or deemed repeated in connection with such substitution;
(E)	directly or indirectly, incur, create, or assume any indebtedness or liabilities other than Permitted Liabilities;

(F)	directly or indirectly, purchase or invest in any property other than Permitted Investments;
(G)	adopt any amendment to the Independent Director Agreement or any Transaction Document (except any amendment required by mandatory provisions of applicable law, or otherwise consented to in writing by Purchaser);
(H)	remove any Independent Director of the Company without first duly electing and entering into an agreement in substantially the form of the Independent Director Agreement with a successor Independent Director;
(I)	guarantee, take assignment of, become liable for or hold itself out as liable for, debts of others or hold out its credit or assets as being available to satisfy the obligations of any other Person;
(J)	commingle or otherwise fail to separate its own funds and assets from that of other Persons or fail to pay its portion of any shared expenses and costs;
(K)	conduct its business in any manner that will mislead others as to the identity of the Company, and the Company will act only in its own name, maintaining a separate office, stationary, telephone, keep separate books and records, cause financial statements to be prepared in a manner that indicates the separateness of the Company and will observe all corporate formalities and will hold meetings to authorize corporate actions;
(L)	enter into any transaction with an Affiliate of the Company except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction other than as contemplated by the Transaction Documents;
(M)	engage, directly or indirectly, in any business other than as required or permitted to be performed under the Transaction Documents; or
(N)	be entitled to any direct or indirect credit support from the Member.
Section 10.     Independent Director.
          As long as any Obligation is outstanding, and for 91 days after all Obligations have been paid in full, the Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Director shall consider only the interests of the Company and its creditors in acting or otherwise voting on the matters referred to in Section 9(j)(iii).

No resignation or removal of the Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(d). In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, the Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.
Section 11.     Officers.
          (a)     Officers.  The initial Officers of the Company shall be designated by the Member. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The initial Officers of the Company designated by the Member are listed on Schedule E hereto.
          (b)     President.  The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c).
          (c)     Vice President.  In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

          (d)     Secretary and Assistant Secretary.  The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
          (e)     Treasurer and Assistant Treasurer.  The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
          (f)     Officers as Agents.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to
Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.
          (g)     Duties of Board and Officers.  Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.
Section 12.     Limited Liability.
          Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

Section 13.     Capital Contributions.
          The Member has contributed to the Company and may contribute from time to time the collateral listed on Schedule B attached hereto. The Member is not obligated to make any future capital contributions. In accordance with Section 5(c), the Special Member shall not be required to make any capital contributions to the Company.
Section 14.     Additional Contributions.
          The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement. The Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.
Section 15.     Allocation of Profits and Losses.
          The Company’s profits and losses shall be allocated to the Member.
Section 16.     Distributions.
          Subject to 9(j)(v)(D), distributions of capital shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution of capital to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Basic Document or would constitute a default under the Transaction Documents.
Section 17.     Books and Records.
          The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 18.     Reports.
          (a)     Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:
(i)	unless such quarter is the last fiscal quarter, a balance sheet of the Company; and
(ii)	unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.
          (b)     The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:
(i)	a balance sheet of the Company;
(ii)	an income statement of the Company for such fiscal year; and
(iii)	a statement of the Member’s capital account.
          (c)     The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.
Section 19.     Other Business.
          The Member, the Special Member and any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others notwithstanding any provision to the contrary at law or at equity. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
Section 20.     Exculpation and Indemnification.
          (a)     Neither the Member nor the Special Member nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Member (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

          (b)     A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.
          (c)     To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member, the Springing Members and the Special Member to replace such other duties and liabilities of such Covered Person.
          (d)     Notwithstanding the foregoing provisions, any indemnification set forth herein shall be fully subordinate to the and, to the fullest extent permitted by law, shall not constitute a claim against the Company in the event that the Company’s cash flow is insufficient to pay all its obligations to creditors.
          (e)     The foregoing provisions of this Section 20 shall survive any termination of this Agreement.
Section 21.     Assignments.
          Subject to Section 23 and any transfer restrictions contained in the Transaction Documents, the Member may assign its limited liability company interest in the Company to any direct or indirect wholly-owned subsidiary of the Member. Subject to Section 23, if the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Any successor to a Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.
Section 22.     Resignation.
          So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents and if the Purchaser consents in writing and if an additional member is admitted to the Company pursuant to Section 23. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.

Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.
Section 23.     Admission of Additional Members and Transfers of Indirect Interests.
          One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, no additional Member may be admitted to the Company pursuant to Sections 21, 22 or 23, other than pursuant to Section 24(a) or Section 5(c), and no transfer of any direct or indirect interest in the Company may be made that results in a Change in Control of the Company, except as may be expressly provided otherwise in the Transaction Documents, unless the Purchaser consents in writing.
Section 24.     Dissolution.
          (a)     The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner required under Section 5(c) or this Section 24(a) or permitted by this Agreement or the Act, (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act or (iii) the election of holders of Preferred Interests to dissolve the Company pursuant to the terms of the Preferred Interests. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.
          (b)     Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member or any additional member shall not cause the Member or Special Member or additional member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.
          (c)     Notwithstanding any other provision of this Agreement, each of the Member, the Special Member and any additional member waive any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member, Special Member or additional member, or the occurrence of an event that causes the Member, Special Member or additional member to cease to be a member of the Company.

          (d)     In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.
          (e)     The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement (but not less than 91 days after irrevocable payment in full of all Obligations) and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.
          (f)     Notwithstanding anything to the contrary in this Agreement, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction or decrease in the capital stock of the Company resulting in a distribution of assets to any Member, in no event shall any such Member be entitled to acquire, receive or exercise rights of a Member in respect of any asset of the Company consisting of shares of any class of voting securities of an issuer to the extent that, upon such acquisition, receipt or exercise, the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act of 1934, as amended, and the rules promulgated thereunder) of such Member or any entity that directly or indirectly controls such Member (collectively, such Member’s “Member Group”) would equal or exceed 4.5% of the outstanding shares of such class or any member of the Member Group would be deemed to directly or indirectly own 4.5% or more of the outstanding equity of the issuer of such stock or have the right to vote securities conferring 4.5% or more of the total vote on general corporate matters with respect to such issuer. The inability of any Member to acquire, receive or exercise rights with respect to any asset of the Company provided by this Agreement at any time as a result of this provision shall not preclude such Member from taking such action at a later time when permitted by this provision. If any delivery owed to any Member hereunder is not made, in whole or in part, as a result of this Section 24, the Company’s obligation to make such delivery shall not be extinguished, and the Company shall make such delivery as promptly as practicable following notice from such Member that such delivery would be permitted by this Section 24.
Section 25.     Waiver of Partition; Nature of Interest.
          To the fullest extent permitted by law, each of the Member, the Special Member, the Springing Members, and any additional member admitted to the Company hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 26.     Tax Status.
          It is intended that the Company shall be treated as a “partnership” for income tax purposes.
Section 27.     Benefits of Agreement; No Third-Party Rights.
          Except for the Purchaser, its successors and assigns as holders of the Notes with respect to the Special Purpose Provisions, (1) none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member, and (2) nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person, except as provided in Section 30. The Purchaser, its successors and assigns are intended third-party beneficiaries of this Agreement and may enforce the Special Purpose Provisions.
Section 28.     Severability of Provisions.
          Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
Section 29.     Entire Agreement.
          This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
Section 30.     Binding Agreement.
          The Member agrees that this Agreement, including, without limitation, the Special Purpose Provisions, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.
Section 31.     Governing Law.
          This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
Section 32.     Amendments.
          Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.

Notwithstanding anything to the contrary in this Agreement, until the 91st day after all Obligations have been paid in full, this Agreement may not be modified, altered, supplemented or amended unless the Purchaser consents in writing.
Section 33.     Counterparts.
          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
Section 34.     Notices.
          Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.
Section 35.     Effectiveness.
          Pursuant to Section 18-201 (d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on July 31, 2006.
Section 36.     Series 1 Exchangeable Limited Liability Company Preferred Interests.
          Pursuant to authority conferred upon the Board of Directors by this Agreement and Section 18-215 of the Act, the Board of Directors hereby authorize the creation and issuance of the Company’s Series 1 Exchangeable Limited Liability Company Preferred Interests with the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions as set forth in the Certificate of Designations attached hereto as Exhibit A.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 3th day of August, 2006.

MEMBER:

NRG Energy, Inc.

By:	/s/ Tim O’Brien

Name: Tim O’Brien
Title: Vice President and General Counsel

SPRINGING MEMBER:

/s/ Lisa A. DeDonato

Name: Lisa A. DeDonato
Springing Member

S-1

SCHEDULE A
Definitions
A.     Definitions
          When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
          “Act” has the meaning set forth in the preamble to this Agreement.
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person or any Person who has a direct familial relationship, by blood, marriage or otherwise with the Company or any Affiliate of the Company.
          “Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.
          “Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.
          “Basic Documents” means this Agreement, the Management Agreement, the Transaction Documents, and all documents and certificates contemplated thereby or delivered in connection therewith.
          “Board” or “Board of Directors” means the Board of Directors of the Company.

          “Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on July 31, 2006, as amended or amended and restated from time to time.
          “Change in Control of the Company” means (a) a transfer resulting in a Person that owned less than 49% of the direct or indirect equity interests in the Company upon the closing of the Notes owning 49% or more of such equity interests after the transfer, (b) a transfer or transfers after the closing of the Notes that aggregate of 49% or more of the direct or indirect equity interests in the Company or (c) a change in the equity owners that Control the Company.
          “Collateral” shall have the meaning given thereto in Section 7(a) of this Agreement.
          “Company” means NRG COMMON STOCK FINANCE II LLC, a Delaware limited liability company.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, 49% or more of the ownership interests.
          “Covered Persons” has the meaning set forth in Section 20(a).
          “Daily Share Percentage” has the meaning specified in the Note Purchase Agreement.
          “Daily Notional Number” has the meaning specified in the Note Purchase Agreement.
          “Directors” means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Director, in their capacity as managers of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.
          “Eligible Collateral” has the meaning specified in Section 19 of the Note Purchase Agreement.
          “Exchange” means, at any time, the principal securities exchange or automated quotation system on which NRG Common Stock is listed or traded at such time.
          “Equivalent Number” has the meaning specified in Section 1 of the Note Purchase Agreement.
          “Event of Default” has the meaning specified in Section 11 of the Note Purchase Agreement.

          “Independent Director” means a natural person who is not at the time of initial appointment as a director or at any time while serving as a director or manager of the Company and has not been at any time during the five (5) years preceding such initial appointment:
(a)	a stockholder, director (with the exception of serving as an Independent Director of the Company), officer, trustee, employee, partner, member, attorney or counsel of Company, the Member (with exception of serving as a Special Member), or any Affiliate of either of them;
(b)	a creditor, customer, supplier, or other person who derives any of its purchases or revenues from its activities with the Member, the Company or any Affiliate of either of them;
(c)	a Person Controlling, Controlled by or under common Control with any Person excluded from serving as Independent Director under (a) or (b); or
(d)	a member of the immediate family by blood or marriage of any Person excluded from serving as Independent Director under (a) or (b).
A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director of the Company if such individual is an Independent Director provided by a nationally-recognized company that provides professional independent directors (a “Professional Independent Director”) and other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent director of a “special purpose entity” affiliated with the Company shall not be disqualified from serving as an Independent Director of the Company if such individual is either (i) a Professional Independent Director or (ii) the fees that such individual earns from serving as independent director of affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. Notwithstanding the immediately preceding sentence, an Independent Director may not simultaneously serve as Independent Director of the Company and independent director of a special purpose entity that owns a direct or indirect equity interest in the Company or a direct or indirect interest in any co-borrower with the Company.
For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the Special Purpose Provisions of this Agreement.
          “Lien” has the meaning specified in the Note Purchase Agreement.
          “Management Agreement” means the agreement of the Directors in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.
          “Material Action” means (i) to dissolve, liquidate or wind-up the Company, (ii) to consolidate or merge the Company with or into any other Person, or convey all or substantially all of its assets to any other Person, (iii) to file any insolvency or reorganization case or proceeding, to institute proceedings to have the Company be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy, reorganization or insolvency proceedings against the Company, to file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, reorganization or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Company or a substantial part of its property, to make any assignment for the benefit of creditors of the Company, to admit in writing the Company’s inability to pay its debts generally as they become due, or (iv) to take action in furtherance of any of the foregoing.

          “Member” means NRG Energy, Inc., as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Member or the Springing Member.
          “NRG Common Stock” means common stock, par value $0.01 per share, of NRG Energy, Inc.
          “Note Purchase Agreement” means that certain Note Purchase Agreement dated August 4, 2006, by and between the Company and Purchaser.
          “Notes” has the meaning specified in the Note Purchase Agreement.
          “Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Transaction Documents.
          “Officer” means an officer of the Company described in Section 11.
          “Officer’s Certificate” means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.
          “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.
          “Preferred Stock” has the meaning specified in the Note Purchase Agreement.
          “Purchaser” means Credit Suisse International, in its capacity as purchaser under the Note Purchase Agreement, together with its successors and assigns.
          “Reference Period” has the meaning specified in the Note Purchase Agreement.

          “Scheduled Trading Day” means any day on which the Exchange and each Related Exchange are scheduled to be open for trading for their respective regular trading sessions.
          “Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as the Springing Member, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.
          “Special Purpose Entity” means an entity, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve the its separateness that are substantially similar to the Special Purpose Provisions of this Agreement.
          “Springing Member” means a Person who is not a member of the Company but who has signed this Agreement in order that, upon the conditions described in Section 5(c), such Person can become the Special Member without any delay in order that at all times the Company shall have at least one member.
          “Transaction Documents” means(i) Note Purchase Agreement between NRG Common Stock Finance I LLC and Purchaser; (ii) Note Purchase Agreement between NRG Common Stock Finance II LLC and Purchaser (together, with NRG I Note Agreement, the “NRG Note Agreements”); (iii) the Notes issued under the NRG Note Agreements; (iv) Preferred Interests Purchase Agreement between NRG Common Stock Finance I LLC and Credit Suisse Capital LLC; (v) Preferred Interests Purchase Agreement between NRG Common Stock Finance II LLC and Credit Suisse Capital LLC; (vi) Common Equity Interest Purchase Agreement between NRG Common Stock Finance I LLC and NRG; (vii) Common Equity Interest Purchase Agreement between NRG Common Stock Finance II LLC and NRG; (viii) Underwriting Agreement among NRG, Credit Suisse Securities (USA) LLC, and Purchaser; (ix) Fee Letter between NRG and Credit Suisse Securities (USA) LLC; (x) the Certificate of Formation of NRG Common Stock Finance I LLC dated July 31, 2006; (xi) the Certificate of Formation of NRG Common Stock Finance II LLC dated July 31,2006; (xii) the Limited Liability Company Agreement of NRG Common Stock Finance I LLC, including the Certificate of Designations thereunder specifying the terms of the Exchangeable Preferred Interests issued by NRG Common Stock Finance I LLC; (xiii) the Limited Liability Company Agreement of NRG Common Stock Finance II LLC, including the Certificate of Designations thereunder specifying the terms of the Exchangeable Preferred Interests issued by NRG Common Stock Finance II LLC; and (xiv) Independent Director Staffing Agreement by Company and CT Corporation Staffing, Inc.
B.     Rules of Construction
          Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement. Any reference to an agreement or other document includes such agreement or other document as the same be amended from time to time.

SCHEDULE B
Member

			Membership
Name	Mailing Address	Capital Contribution	Interest
NRG Energy, INC.	NRG Energy, Inc. 211 Carnegie Center Princeton, NJ 08540	the Collateral	100%

B-1

SCHEDULE C
Management Agreement
August 3, 2006
NRG Common Stock Finance II LLC
211 Carnegie Center
Princeton, NJ 08540
Re: Management Agreement — NRG Common Stock Finance II LLC
Ladies and Gentlemen:
          For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of NRG COMMON STOCK FINANCE II LLC, a Delaware limited liability company (the “Company”), in accordance with the Limited Liability Company Agreement of the Company, dated as of August 3, 2006, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:
          1.     Each of the undersigned accepts such Person’s rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Director is designated or until such Person’s resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.
          2.     So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.
          3.     THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.
          This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

Lisa A. DeDonato – Independent Director

Clint Freeland – Director

Bob Flexon – Director

SCHEDULE D
DIRECTORS

1.	Lisa A. DeDonato – Independent Director

2.	Clint Freeland

3.	Bob Flexon

SCHEDULE E

OFFICERS	TITLE

Robert Flexon	President

Clint Freeland	Vice President & Treasurer

Marie Eitrheim	Secretary

Deborah Fry	Assistant Secretary

Exhibit A